Exhibit 99.1

Under Armour, Inc.
1020 Hull Street
Baltimore, MD 21230

CONTACTS
Brian Williams
MWWGroup@Deutsch
Tel: 201.964.2407

UNDER ARMOUR NAMES CHIEF FINANCIAL OFFICER WAYNE MARINO TO

NEW POSITION OF CHIEF OPERATING OFFICER; BRAD DICKERSON, VICE

PRESIDENT OF ACCOUNTING AND FINANCE, SUCCEEDS MARINO AS CFO

Baltimore, MD (February 28, 2008) – Under Armour, Inc. (NYSE: UA) today announced Wayne Marino, Executive Vice President and Chief Financial Officer, has been named to the newly-created position of Chief Operating Officer. In this new role, he will be responsible for leading Under Armour’s operational, financial, administrative and strategic planning functions. He will focus on driving integration between these functions and the Company’s product, sales and marketing teams to deliver long-term, profitable growth.

Kevin Plank, Chairman and CEO of Under Armour, Inc., said, “Wayne has been instrumental in helping build our infrastructure for long-term, profitable growth at the same time that we have delivered exceptional top line and bottom line performance. As we expand into new product categories and international markets, Wayne’s new responsibilities will ensure that our operational excellence continues to develop as we continue to grow.”

Wayne Marino has been Executive Vice President and Chief Financial Officer since March 2006. He joined Under Armour as Vice President and Chief Financial Officer in January 2004. Prior to Under Armour, he served as Chief Financial Officer of Nautica Enterprises, Inc. from 2000 to 2003. From 1998 to 2000, he served as Chief Financial Officer for Hartstrings Inc. Prior thereto, he served in a variety of capacities, including Divisional Chief Financial Officer, for Polo Ralph Lauren Corporation.

Brad Dickerson is succeeding Mr. Marino as the Company’s Chief Financial Officer and will oversee the Company’s financial organization and lead the financial operations, reporting, budgeting and forecasting teams. He will also work closely with Mr. Marino on strategic investments in infrastructure designed to build the platform for long-term growth.

Brad Dickerson has been Vice President of Accounting and Finance at the Company since February 2006. He joined Under Armour in July 2004 as Corporate Controller. Prior to joining Under Armour, Mr. Dickerson served as Chief Financial Officer of

Macquarie Aviation North America from January 2003 to July 2004. From 1994 to 2003, Mr. Dickerson was with Network Building & Consulting, serving as Chief Financial Officer from 1998 to 2003.

Mr. Plank added, “Expanding responsibilities for both Wayne and Brad is a great illustration of the depth we are building within our senior management team. When combined with the extensive industry experience we have added in the last year by hiring Peter Mahrer to head our European business and Suzanne Karkus to oversee our Apparel business, I am confident we are developing the organizational framework that will deliver against our abundant growth opportunities.”

About Under Armour, Inc.

Under Armour® (NYSE: UA) is a leading developer, marketer, and distributor of branded performance apparel, footwear, and accessories. The brand's moisture-wicking synthetic fabrications are engineered in many different designs and styles for wear in nearly every climate to provide a performance alternative to traditional natural fiber products. The Company's products are sold worldwide and worn by athletes at all levels, from youth to professional, on playing fields around the globe. The Under Armour global headquarters is in Baltimore, Maryland, with European headquarters in Amsterdam’s Olympic Stadium, and additional offices in Denver, Hong Kong, Toronto, and Guangzhou, China. For further information, please visit the Company's website at www.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: our ability to forecast and manage our growth effectively; our ability to develop and launch effectively new or updated products; our ability to accurately forecast consumer demand for our products; changes in general economic or market conditions; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; changes in consumer preferences or the reduction in demand for performance apparel and other products; reduced demand for sporting goods and apparel generally; failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of management information systems and other technology; our ability to attract and maintain the services of our senior management and key employees; and our ability to maintain effective internal controls. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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